Exhibit (a)(11)

DOMINI INVESTMENT TRUST

Amendment

to Declaration of Trust

January 29, 2018

Pursuant to Section 9.3(a) of the Second Amended and Restated Declaration of Trust, as most recently amended and restated as of May 15, 2001 (as amended and in effect from time to time, the “Declaration”), of the Domini Investment Trust (the “Trust”), the undersigned, being not less than a majority of the Trustees of the Trust, do hereby certify that, the following amendment to the Declaration has been duly adopted on January 29, 2018:

The Establishment and Designation of Classes of Shares attached as Appendix B to the Declaration of Trust has been amended and restated to read as set forth on Appendix B attached hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

/s/ Amy L. Thornton Amy L. Thornton, as Trustee and not individually	/s/ Gregory A. Ratliff Gregory A. Ratliff, as Trustee and not individually
/s/ Kirsten S. Moy Kirsten S. Moy, as Trustee and not individually	/s/ John L. Shields John L. Shields, as Trustee and not individually

Appendix B

Amended and Restated

Establishment and Designation of Classes of Shares

Pursuant to Section 6.11 of the Second Amended and Restated Declaration of Trust, as most recently amended and restated as of May 15, 2001 (as amended and in effect from time to time, the “Declaration”), of Domini Investment Trust (the “Trust”), the undersigned, being not less than a majority of the Trustees of the Trust, do hereby amend and restate the existing Establishment and Designation of Classes of Shares appended as Appendix B to the Declaration in order to establish an designate one new class of shares (as defined in the Declaration) with respect to the Domini Impact International Equity Fund and Domini Impact Bond Fund. No changes to the special and relative rights of the existing Classes of the remaining Series are intended by this amendment and restatement.

1. The Classes listed below with respect to the identified Series of the Trust have been established and designated, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series	Classes
Domini Impact Equity Fund	Investor Shares Class A Shares Class R Shares Institutional Shares
Domini Impact Bond Fund	Investor Shares Institutional Shares Class R Shares Class Y Shares
Domini Impact International Equity Fund	Investor Shares Class A Shares Institutional Shares Class Y Shares

2. Each Share of each Class is entitled to all the rights, privileges and preferences accorded to Shares under the Declaration.

3. The number of authorized Shares of each Class is unlimited.

4. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

5. With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege , (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

6. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

7. The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a or terminate any one or more Classes of a Series hereby designated.

8. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.